Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Auburn National Bancorporation, Inc. of our report dated March 14, 2024, relating to the consolidated financial statements of Auburn National Bancorporation, Inc., appearing in the Annual Report on Form 10-K of Auburn National Bancorporation, Inc. for the year ended December 31, 2023.

/s/ Elliott Davis, LLC

Greenville, South Carolina

December 10, 2024